UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2014
Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 186 Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

(612) 296-7305
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation

Effective September 22, 2014, the Board of Directors and majority shareholders of PetVivo Holdings, Inc., a Nevada corporation (“PetVivo”) approved and adopted an amendment to the Articles of Incorporation of PetVivo which added authorized preferred stock of 20,000,000 shares to its capital structure, which amendment has been duly filed with the Secretary of State of Nevada. The preferred share amendment is as follows:

“Twenty Million (20,000,000) shares of preferred stock, par value $.001 per share, which the Board of Directors has the authority to issue in one or more series, with such rights (including dividend, voting and conversion), preferences and designations as the Board of Directors deems necessary or advisable, without any further action by the shareholders of the corporation.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: September 26, 2014	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer

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